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                                                                   Exhibit 23.6


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the proxy statement of Oregon Metallurgical Corporation/prospectus of Allegheny Teledyne Incorporated on Form
S-4 (File No. 333-   ) of our reports, dated February 4, 1997, on our audits of the consolidated financial statements and financial statement schedule of Oregon Metallurgical Corporation as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the captions "Accounting Treatment," "Conditions" and "Experts".


                                                 /s/COOPERS & LYBRAND L.L.P.
                                                 ---------------------------
                                                 COOPERS & LYBRAND L.L.P.

Portland, Oregon
February 19, 1998